Filed Pursuant to Rule 424(b)(5)

Registration No. 333-182476

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 20, 2012)

Up To $30,000,000 of Common Stock

This prospectus supplement relates to the issuance and sale from time to time to Alpha Capital Anstalt (“Investor”), under a Purchase Agreement entered into on July 22, 2013 (the “Purchase Agreement”), of (i) 250,000 shares of our common stock, par value $.001 per share (the “Common Stock”), (ii) up to $30,000,000 of shares of Common Stock and (iii) such additional shares of Common Stock as contemplated by the Purchase Agreement.

The shares offered include:

•	250,000 shares of Common Stock to be issued to Investor (the “Initial Commitment Shares”) in consideration for entering into the Purchase Agreement;

•

up to $30,000,000 of shares of Common Stock that may be sold from time to time, at our sole discretion, to Investor over the next 30 months in accordance with the Purchase Agreement (the “Purchase Shares”); and

•

a number of shares of Common Stock equal to 3.5% of the aggregate amount of Purchase Shares purchased by Investor to be issued to Investor (the “Additional Commitment Shares” and, together with the “Initial Commitment Shares,” the “Commitment Shares”) under the Purchase Agreement.

This prospectus supplement and the accompanying prospectus also cover the resale of these shares of Common Stock by Investor to the public.

Our Common Stock is quoted on the OTCQB under the symbol “PVCT.” On July 22, 2013, the last reported sales price for our Common Stock was $0.66 per share.

Investing in our Common Stock involves a high degree of risk. Please read “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012 and all subsequent filings under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, as well as the additional risk factors contained in this prospectus supplement beginning on page S-7 and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated July 26, 2013.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus supplement entitled “Incorporation of Certain Information by Reference” and the sections of the accompanying prospectus entitled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, dated July 20, 2012, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein.

Unless the context otherwise requires, we use the terms “Provectus Pharmaceuticals,” “Provectus,” “we,” “us,” “the Company” and “our” in this prospectus supplement refer to Provectus Pharmaceuticals, Inc. and our subsidiaries.

All references in this prospectus supplement to our financial statements include, unless the context indicates otherwise, the related notes.

The information contained in this prospectus supplement or the accompanying prospectus is accurate only as of the date of this prospectus supplement or the accompanying prospectus, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or of any sale of the Purchase Shares or Commitment Shares. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference into it contain forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “would,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “assume,” “intend,” “potential,” “continue” or other similar words or the negative of these terms. These statements are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in “Risk Factors” and in our periodic filings with the SEC, incorporated by reference or included in this prospectus supplement or the accompanying prospectus. Accordingly, you should not place undue reliance upon these forward-looking statements. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur. Also, the timing of events and circumstances and actual results could differ materially from those projected in the forward-looking statements.

The forward-looking statements made or incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We have included important factors in the cautionary statements included in this prospectus and incorporated herein by reference, including under the caption entitled “Risk Factors” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. Except as required by law, we do not assume any intent to update any forward-looking statements after the date on which the statement is made, whether as a result of new information, future events or circumstances or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us. It may not contain all the information that may be important to you in deciding whether to invest in our Common Stock. You should read this entire prospectus supplement and the accompanying prospectus, together with the information incorporated by reference, including the risk factors, before making an investment decision.

Our Company

We are a development stage pharmaceutical company focused on developing, licensing and commercializing prescription drugs, medical devices and over-the-counter pharmaceutical products in the fields of dermatology and oncology. Through discovery and use of state-of-the-art scientific and medical technologies, the founders of our pharmaceutical business have developed a portfolio of patented, patentable, and proprietary technologies that support multiple products in prescription drugs, medical devices and over-the-counter products categories. The portfolio includes technologies for treating cancer and serious skin diseases, developing novel cancer medical devices, enhancing contrast in medical imaging, improving signal processing during biomedical imaging, and enhancing production of biotechnology products.

Our prescription drug products encompass the areas of dermatology and oncology and involve several types of small molecule-based drugs. Our medical device systems include therapeutic and cosmetic lasers, while our over-the-counter products address markets primarily involving skincare applications. Because our prescription drug candidates and medical device systems are in the early stages of development, they are not yet on the market and there is no assurance that they will advance to the point of commercialization.

The Offering

Common stock offered by Provectus	250,000 shares of Common Stock to be issued to Investor as Initial Commitment Shares, in consideration for entering into the Purchase Agreement;

up to $30,000,000 of Purchase Shares that may be sold from time to time, at our sole discretion, to Investor over the next 30 months in accordance with the Purchase Agreement; and

a number of shares of Common Stock equal to 3.5% of the aggregate amount of Purchase Shares purchased by Investor to be issued to Investor as Additional Commitment Shares under the Purchase Agreement.

Common stock to be outstanding after this offering	Up to 175,920,070 shares, assuming a sales price of $0.66 per share for the $30,000,000 that may be sold from time to time, which was the closing price of our Common Stock on the OTCQB on July 22, 2013, including 250,000 shares to be issued to Investor in consideration for its commitment to purchase shares of our Common Stock and up to 1,590,909 shares to be issued as additional consideration for purchasing the Purchase Shares, also assuming a sales price of $0.66 per share for the Purchase Shares, which was the closing price of our Common Stock on the OTCQB on July 22, 2013. Actual number of shares issued and outstanding will vary depending on the sales price under this offering.

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds” on page S-8.

OTCQB Symbol	“PVCT”

The number of shares of Common Stock to be outstanding after this offering is based on 128,624,615 shares outstanding on June 30, 2013 and excludes as of that date:

•	options representing the right to purchase a total of 15,097,206 shares of Common Stock at a weighted average exercise price of $0.97 per share at December 31, 2012;

•	warrants representing the right to purchase a total of 50,358,525 shares of Common Stock at a weighted-average exercise price of $1.05 per share at December 31, 2012.

TERMS OF OFFERING AND CAPITALIZATION

On July 22, 2013, we entered into a Purchase Agreement with Investor, which provides that, upon the terms and subject to the conditions and limitations set forth therein, we have the right to sell to Investor up to $30,000,000 worth of shares of our Common Stock at our discretion as described below. As consideration for entering into the Purchase Agreement, we agreed to issue 250,000 shares of our Common Stock to Investor. Pursuant to the Purchase Agreement, we also agreed to issue to Investor a number of shares of Common Stock equal to 3.5% of the aggregate amount of Purchase Shares purchased by Investor under the Purchase Agreement in consideration of the purchase by Investor of the Purchase Shares.

We are filing this prospectus supplement with regard to the offering of shares of our Common Stock, which consists of (i) Purchase Shares with an aggregate offering price of up to $30,000,000 which we may sell from time to time, in our sole discretion, to Investor over the next 30 months subject to the conditions and limitations in the Purchase Agreement, (ii) 250,000 Initial Commitment Shares in accordance with the terms set forth in the Purchase Agreement and (iii) a number of shares of Common Stock equal to 3.5% of the aggregate amount of Purchase Shares purchased by Investor under the Purchase Agreement.

Under the Purchase Agreement, on any business day and as often as every two (2) business days over the 30-month term of the Purchase Agreement, we have the right, in our sole discretion, subject to the conditions and limitations in the Purchase Agreement, to direct Investor to purchase up to $250,000 worth of shares of our Common Stock. The purchase price for shares of Common Stock to be purchased by Investor will be the lower of (i) the lowest sale price on the purchase date, as reported by the OTCQB, and (ii) the arithmetic average of the three lowest closing sale prices for our Common Stock during the 12 consecutive business days prior to the purchase date.

We can also accelerate the amount of our shares of Common Stock to be purchased under certain circumstances in amount up to the lesser of (i) $500,000 worth of shares and (ii) 30% of the trading volume on such accelerated purchase date, if the closing sale price of our Common Stock equals or exceeds $0.75 on such purchase date, as reported by the OTCQB. The purchase price for the additional shares is the lower of:

•	the closing sale price for the Common Stock on the date of sale; and

•	ninety-three percent (93%) of the volume weighted average price of the Common Stock on the OTCQB on the date of sale.

There is no upper limit on the price per share that Investor must pay for our Common Stock under the Purchase Agreement, but in no event will shares be sold to Investor on a day our closing price is less than the floor price of $0.75 per share. The purchase price will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the business days used to compute the purchase price.

There are no trading volume requirements or restrictions under the Purchase Agreement, but there are limitations on the number of shares we can direct Investor to purchase, as described below. We will control the timing and amount of any sales of our Common Stock to Investor. We may at any time, in our sole discretion terminate the Purchase Agreement without fee, penalty or cost, upon one business day notice. We issued 250,000 Initial Commitment Shares to Investor as consideration for entering into the Purchase Agreement, and we will issue up to 3.5% of the aggregate amount purchased pursuant to any Regular Purchase of Common Stock, as Additional Commitment Shares, upon each such purchase by Investor under the Purchase Agreement. For example, if we elect, at our sole discretion, to require Investor to purchase $250,000 worth of shares of our Common Stock at a Purchase Price of $0.70 per share, then we would issue Investor 12,500 Additional Commitment Shares as an additional commitment fee, which is the product of 357,143 shares, the amount of shares of Common Stock we have elected to sell to Investor, multiplied by 3.5%. The Additional Commitment Shares will only be issued pursuant to this formula if, as and when we elect to sell our Common Stock to Investor pursuant to the Purchase Agreement. Investor may not assign or transfer its rights or obligations under the Purchase Agreement.

The Purchase Agreement also prohibits us from directing Investor to purchase any shares of Common Stock if those shares, when aggregated with all other shares of our Common Stock then beneficially owned by Investor and its affiliates, would result in Investor and its affiliates having beneficial ownership, at any single point in time, of more than 4.99% of the then total outstanding shares of our Common Stock (approximately 6.4 million shares as of the date of this prospectus supplement), as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Rule 13d-3 thereunder.

The number of shares ultimately offered for sale by Investor under this prospectus supplement is dependent upon the number of shares purchased by Investor under the Purchase Agreement. The following table sets forth the amount of proceeds we would receive from Investor from the sale of shares that are registered in this offering at varying purchase prices (without accounting for certain fees and expenses):

Assumed Average Purchase Price(3)		Number of Registered Shares to be Issued if Full Purchase(1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to Investor(2)	Proceeds from the Sale of Shares to Investor Under the Purchase Agreement
$0.66	(4)	47,045,455	26.7%	$30,000,000
$0.75		41,400,000	24.3%	$30,000,000
$1.00		31,050,000	19.4%	$30,000,000
$2.00		15,525,000	10.8%	$30,000,000
$3.00		10,350,000	7.4%	$30,000,000

(1)	Includes Additional Commitment Shares of 3.5% of the aggregate Regular Purchase Amount for any Regular Purchase of Common Stock that we may issue to Investor upon each such purchase by Investor under the Purchase Agreement.
(2)	The denominator is based on 128,624,615 shares outstanding as of June 30, 2013, adjusted to include the 250,000 Initial Commitment Shares to be issued to Investor as consideration for its commitment to purchase our Common Stock pursuant to the Purchase Agreement, and the number of shares set forth in the adjacent column, which we would have sold to Investor. The numerator is based on the number of shares issuable under the Purchase Agreement at the corresponding assumed purchase price set forth in the adjacent column.
(3)	Under the Purchase Agreement, we may not sell shares to Investor on a day our closing price is less than the floor price of $0.75 per share of Common Stock.
(4)	The closing sale price of our shares of our Common Stock on July 22, 2013.

Events of default under the Purchase Agreement include the following:

•

the effectiveness of the registration statement, of which this prospectus supplement and accompanying prospectus are a part, lapses for any reason (including, without limitation, the issuance of a stop order), or the registration statement or this prospectus supplement and accompanying prospectus are unavailable for sale by us or the resale by Investor of our Common Stock offered hereby, and such lapse or unavailability continues for a period of 10 consecutive business days or for more than an aggregate of 30 business days in any 365-day period;

•	suspension by our principal market of our Common Stock from trading for a period of one business day;

•

the de-listing of our Common Stock from our principal market, provided our Common Stock is not immediately thereafter trading on the New York Stock Exchange, the NASDAQ Capital Market, the NASDAQ Global Select Market, the NYSE MKT, the NYSE Arca, the OTC Bulletin Board or OTC Markets (or nationally recognized successor to any of the foregoing);

•	the transfer agent’s failure for three business days to issue to Investor shares of our Common Stock which Investor is entitled to receive under the Purchase Agreement;

•

we breach any of the representations or warranties or covenants contained in the Purchase Agreement or any related agreements which has a material adverse effect on us, subject to a cure period of five business days;

•	any participation or threatened participation in insolvency or bankruptcy proceedings by or against us; or

•	if at any time we are not eligible to transfer our Common Stock electronically as contemplated by the Purchase Agreement.

Investor does not have the right to terminate the Purchase Agreement upon any of the events of default set forth above. During an event of default, all of which are outside the control of Investor, shares of our Common Stock cannot be sold by us or purchased by Investor under the terms of the Purchase Agreement.

This offering will terminate on the date that all shares offered by this prospectus supplement have been sold or, if earlier, the expiration or termination of the Purchase Agreement. We have the right to terminate the Purchase Agreement at any time, at no cost to us. In the event of bankruptcy proceedings by or against us, the Purchase Agreement will automatically terminate without action of any party.

SUPPLEMENTAL RISK FACTORS

An investment in our Common Stock involves a high degree of risk. Before deciding whether to invest in our Common Stock, you should carefully consider the risks discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2012 and in other documents that we subsequently file with the SEC, all of which are incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the price of our Common Stock to decline, resulting in a loss of all or part of your investment.

Risks Related to this Offering and Ownership of our Common Stock

You will experience immediate and substantial dilution.

The public offering price of our Common Stock offered pursuant to this prospectus supplement is substantially higher than the net tangible book value per share of our Common Stock. Therefore, if you purchase shares of Common Stock in this offering, you will incur immediate and substantial dilution in the pro forma net tangible book value per share of Common Stock from the price per share that you pay for the Common Stock. If the holders of outstanding options or warrants exercise those options or warrants at prices below the public offering price, you will incur further dilution. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase shares in this offering.

We have broad discretion in how we use the proceeds of this offering, and we may use the proceeds in ways in which you disagree or in ways that do not enhance the value of our Common Stock.

We will have significant discretion in how we use the net proceeds of this offering. We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, investors will be entrusting their funds to our management, upon whose judgment they must depend, with limited information concerning the specific working capital requirements and general corporate purposes to which the funds will be ultimately applied. It is possible that our use of the net proceeds will not benefit our business or enhance the value of our Common Stock.

Our stock price is below $5.00 per share and is treated as a “penny stock”, which places restrictions on broker-dealers recommending the stock for purchase.

Our Common Stock is defined as “penny stock” under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and the rules promulgated thereunder. The SEC has adopted regulations that define “penny stock” to include Common Stock that has a market price of less than $5.00 per share, subject to certain exceptions. These rules include the following requirements:

•	broker-dealers must deliver, prior to the transaction a disclosure schedule prepared by the SEC relating to the penny stock market;

•	broker-dealers must disclose the commissions payable to the broker-dealer and its registered representative;

•	broker-dealers must disclose current quotations for the securities; and

•

a broker-dealer must furnish its customers with monthly statements disclosing recent price information for all penny stocks held in the customer’s account and information on the limited market in penny stocks.

Additional sales practice requirements are imposed on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and must have received the purchaser’s written consent to the transaction prior to sale. If our Common Stock remains subject to these penny stock rules these disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our Common Stock. As a result, fewer broker-dealers may be willing to make a market in our stock, which could affect a shareholder’s ability to sell their shares.

The market price of our common stock has been highly volatile due to several factors that will continue to affect the price of our common stock.

Our common stock has traded as low as $0.43 per share and as high as $1.04 per share during the period beginning on January 1, 2012 and ending on June 30, 2013. We believe that our common stock is subject to wide price fluctuations because of several factors, including:

•	absence of meaningful earnings and ongoing need for external financing;

•	a relatively thin trading market for our common stock, which causes trades of small blocks of stock to have a significant impact on our stock price;

•	general volatility of the stock market and the market prices of other publicly-traded companies; and

•	investor sentiment regarding equity markets generally, including public perception of corporate ethics and governance and the accuracy and transparency of financial reporting.

Financings that may be available to us under current market conditions frequently involve sales at prices below the prices at which our Common Stock trades on the OTC Bulletin Board, as well as the issuance of warrants or convertible equity or debt that require exercise or conversion prices that are calculated in the future at a discount to the then market price of our Common Stock. The current economic downturn has made the financings available to development-stage companies like us more dilutive in nature than they would otherwise be.

Any agreement to sell, or convert debt or equity securities into, our Common Stock at a future date and at a price based on the then current market price will provide an incentive to the investor or third parties to sell our Common Stock short to decrease the price and increase the number of shares they may receive in a future purchase, whether directly from us or in the market.

Future sales by our stockholders may adversely affect our stock price and our ability to raise funds in new stock offerings.

Sales of our Common Stock in the public market following any prospective offering could lower the market price of our Common Stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable. The current economic downturn has made the financings available to development-stage companies like us more dilutive in nature than they would otherwise be.

It is our general policy to retain any earnings for use in our operation.

We have never declared or paid cash dividends on our Common Stock. We currently intend to retain all of our future earnings, if any, for use in our business and therefore do not anticipate paying any cash dividends on our Common Stock in the foreseeable future.

USE OF PROCEEDS

Pursuant to the Purchase Agreement, we will have the right to direct Investor to purchase up to $30,000,000 of our Common Stock. Therefore, the net proceeds of this offering will depend on the frequency and prices at which we sell shares of stock to Investor under the Purchase Agreement. The maximum proceeds we may receive over the 30-month term of the Purchase Agreement is $29,960,000 after deducting our estimated offering expenses of $40,000. Net proceeds will be used solely for general corporate purposes.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. We cannot estimate precisely the allocation of the net proceeds from this offering. The amounts and timing of the expenditures may vary significantly, depending on numerous factors, including the progress of our clinical trials and other development efforts, as well as the amount of cash used in our operations. Accordingly, our management will have broad discretion in the application of the net proceeds of this offering.

UPDATE TO DESCRIPTION OF CAPITAL STOCK

Common Stock

Under our restated articles of incorporation, we are authorized to issue up to 250,000,000 shares of Common Stock. As of June 30, 2013, 128,624,615 shares of Common Stock were issued and outstanding.

Dividends, Voting Rights and Liquidation

Except as required by law or by our articles of incorporation, holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. The holders of shares of common stock do not have cumulative voting rights for the election of directors and, accordingly, the holders of more than 50% of the shares of common stock, 8% convertible preferred stock, and Series A 8% convertible preferred stock, voting together as a single class, are able to elect all directors. Our articles of incorporation do not grant preemptive rights to holders of common stock. The common stock may not be redeemed except upon our consent and the consent of the stockholders, and the common stock is not subject to liability for further calls or to assessments by the Company.

In the event of our liquidation, dissolution or winding up, holders of our common stock and our preferred stock are entitled to share ratably on an as-converted basis in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of issued and outstanding 8% convertible preferred stock are entitled to a liquidation preference, whereby they are entitled to receive out of our assets cash in an amount equal to the original issue price of the 8% convertible preferred stock, subject to adjustment, plus all accrued and unpaid dividends on shares of the 8% convertible preferred stock before any payment or distribution it made on the common stock. Holders of issued and outstanding Series A 8% convertible preferred stock are entitled to a liquidation preference, whereby they are entitled to receive out of our assets cash in an amount equal to the original issue price of the Series A 8% convertible preferred stock, subject to adjustment, plus all accrued and unpaid dividends on shares of the Series A 8% convertible preferred stock before any payment or distribution it made on the common stock. The Series A 8% convertible preferred stock ranks on parity with the 8% convertible preferred stock as to distributions of assets upon liquidation, dissolution or winding up of the Company. Holders of common stock have no right to convert their common stock into any other securities. A significant portion of our common stock is held in either nominee name or street-name brokerage accounts, and all outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of issued and outstanding 8% convertible preferred stock and by the rights of the holders of issued and outstanding Series A 8% convertible preferred stock, in addition to any other rights of the holders of shares of any series of preferred stock which our board of directors may designate and that we may issue in one or more offerings in the future. This summary does not purport to be complete and is qualified in its entirety by reference to our articles of incorporation and to Nevada law.

Warrants and Options

As of June 30, 2013, we have reserved for issuance 50,360,025 shares of common stock for issuance upon the exercise of outstanding warrants to purchase common stock and 15,097,206 shares of common stock for issuance upon the exercise of stock options granted pursuant to our equity incentive plans. The warrants and options have a weighted average exercise price of approximately $1.05 and $0.97 per share, respectively, as of December 31, 2012.

Preferred Stock

Under our restated articles of incorporation, we are authorized to issue up to 25,000,000 shares of preferred stock, par value $.001 per share, from time to time in one or more series, in any manner permitted by law, as determined from time to time by our board of directors, and stated in the resolution or resolutions providing for the issuance of such shares adopted by our board of directors. Without limiting the generality of the foregoing, shares in such series shall have voting powers, full or limited, or no voting powers, and shall have such designations, preferences and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof, permitted by law, as shall be stated in the resolution or resolutions providing for the issuance of such shares adopted by our board of directors. The number of shares of any such series so set forth in the resolution or resolutions may be increased (but not above the total number of authorized shares of preferred stock) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions adopted by the board of directors.

Preferred Stock

As of June 30, 2013, we have reserved for issuance 4,881,666 shares of common stock for issuance upon the conversion of outstanding shares of 8% convertible preferred stock and Series A 8% convertible preferred stock.

8% Convertible Preferred Stock

Our board of directors has authorized for issuance up to 13,333,333 shares of 8% convertible preferred stock having the rights, privileges, preferences and restrictions set forth in the certificate of designation filed with the Nevada Secretary of State on March 5, 2010. As of June 30, 2013, 1,481,665 shares of 8% convertible preferred stock were issued and outstanding.

The following is a summary of the rights, privileges, preferences and restrictions set forth in the certificate of designation for the 8% convertible preferred stock.

Dividends. Dividends on the 8% convertible preferred stock accrue at an annual rate of 8% of the original issue price, which is $0.75 per share, subject to adjustment, and is payable on a quarterly basis. We may elect to satisfy our obligation to pay quarterly dividends either in cash or by distribution of common stock. For the foreseeable future, we anticipate paying the dividends by distribution of common stock. The number of shares of common stock payable in satisfaction of dividend obligations will be equal to the quotient of amount of the cash dividend per share of 8% convertible preferred stock divided by the market price determined as of the dividend payment date. The market price for calculation of shares of common stock issuable in satisfaction of dividends will be the volume-weighted average price of common stock for the 15 trading days immediately preceding such date.

Conversion. Shares of 8% convertible preferred stock shall be convertible at the option of their holder into shares of common stock. At our option, but only after such time that the volume-weighted average price of our common stock exceeds $2.25 and the average daily trading volume exceeds 150,000 shares for 30 consecutive trading days, we may convert all or a portion of the outstanding 8% convertible preferred stock into shares of common stock. Each share of 8% convertible preferred stock will be convertible into one share of common stock, subject to adjustment. The number of shares of common stock issuable on conversion will be adjusted for, among other things, stock splits, dividends, distributions, recapitalizations and other similar transactions. Our right to convert the outstanding 8% convertible preferred stock into shares of common stock is suspended for the first six months following the original issuance of the 8% convertible preferred stock and during any time in the succeeding six months in which we have failed to satisfy the current information requirements contained in Rule 144(c)(1) of the Securities Act.

Liquidation Preference. Upon our voluntary or involuntary liquidation, winding-up or dissolution, the holders of the 8% convertible preferred stock will be entitled to receive out of our assets cash in an amount equal to the original purchase price, subject to adjustment, plus all accrued and unpaid dividends on our common stock or other capital stock ranking junior to the 8% convertible preferred stock. If our assets are insufficient to pay full preferential amount, then the holders of the 8% convertible preferred stock will share in the distribution pro rata. Holders of the 8% convertible preferred stock will be entitled to exercise their right to convert the 8% convertible preferred stock into common stock prior to the distribution upon liquidation. A merger or other corporate reorganization in which our stockholders receive cash or securities of another corporation or entity (except in connection with a consolidation or merger in which the holders of our voting stock immediately before the consolidation or merger will in the aggregate own more than 50% of the voting shares of the continuing or surviving corporation after the consolidation or merger) or any transaction in which all or substantially all of our assets are sold will be treated as a liquidation for purposes of the liquidation preference. We refer to such an event as a deemed liquidation event.

Voting Rights. On all matters for which the holders of common stock are entitled to vote, the 8% convertible preferred stock will entitle its holders to vote together with the holders of common stock, and not as a separate class, on an as-converted basis, except as otherwise required by Nevada law. So long as at least 25% of the originally-issued shares of 8% convertible preferred stock are outstanding, we may not, without the consent or affirmative vote of the holders of at least a majority of the then outstanding 8% convertible preferred stock, take action that (i) creates any new class or series of equity securities or any other security convertible into equity securities ranking senior to the 8% convertible preferred stock with respect to redemption, voting, dividends, or liquidation rights, (ii) amend, alter, or repeal any provision of our articles of incorporation or bylaws in a manner that is adverse to the relative rights, preferences, qualifications, limitations or restrictions of the 8% convertible preferred stock, (iii) declare or pay a dividend or distribution on any of our outstanding securities prior to payment of the dividends on the 8% convertible preferred stock; or (iv) approve a deemed liquidation event.

Redemption. At our option, but only after such time that the volume-weighted average price of common stock exceeds $2.25 and the average daily trading volume exceeds 150,000 shares for 30 consecutive trading days, we may redeem all or a portion of the outstanding 8% convertible preferred stock at the original issue price, plus all accrued and unpaid dividends on shares of the 8% convertible preferred stock. Prior to the date of redemption, each holder of 8% convertible preferred stock being redeemed may elect to convert its 8% convertible preferred stock, in whole or in part, to common stock as described above. Our right to redeem the outstanding 8% convertible preferred stock will be suspended for the first six months following the original issuance of the 8% convertible preferred stock and during any time in the succeeding six months in which we have failed to satisfy the current information requirements contained in Rule 144(c)(1) of the Securities Act.

Anti-Dilution. Shares of 8% convertible preferred stock are entitled to anti-dilution protection for a period of five years after the first issuance of 8% convertible preferred stock. If we issue or are deemed to have issued additional shares of common stock without consideration or for a consideration per share less than the applicable conversion price, which is initially $0.75 per share, then the conversion price of the 8% convertible preferred stock will be reduced, concurrently with such issue, to the consideration per share received by us for such issue or deemed issue of the additional shares of common stock.

Ownership Limitation. The right of holders of 8% convertible preferred stock to convert the 8% convertible preferred stock into common stock is subject to a 4.99% limitation. A holder of 8% convertible preferred stock may increase the ownership limitation percentage to 9.99% effective the 61st day after providing notice of such increase us in writing. Holders of 8% convertible preferred stock shall not have the right to convert 8% convertible preferred stock if such conversion or exercise would result in such holder (together with such holder’s affiliates) beneficially owning more than the ownership limitation percentage immediately after giving effect to such conversion or exercise.

Series A 8% Convertible Preferred Stock

Our board of directors has authorized for issuance up to 5,000,000 shares of Series A 8% convertible preferred stock having the rights, privileges, preferences and restrictions set forth in the certificate of designation filed with the Nevada Secretary of State on February 21, 2013. As of June 30, 2013, 3,400,001 shares of Series A 8% convertible preferred stock were issued and outstanding. Pursuant to their registration rights agreement, the current holders of the Series A 8% convertible preferred stock do not currently have piggyback registration rights pertaining to the common stock underlying these holders’ shares of Series A 8% convertible preferred stock or warrants issued to such holders, and such shares of common stock are not being included in this registration statement.

The following is a summary of the rights, privileges, preferences and restrictions set forth in the certificate of designation for the Series A 8% convertible preferred stock.

Dividends. Dividends on the Series A 8% convertible preferred stock accrue at an annual rate of 8% of the original issue price, which is $0.75 per share, subject to adjustment, and is payable on a quarterly basis. We must pay cash dividends on the Series A 8% convertible preferred stock in certain circumstances but may elect to satisfy our obligation to pay quarterly dividends either in cash or by distribution of common stock if we satisfy certain conditions set forth in the certificate of designation for the Series A 8% convertible preferred stock. For the foreseeable future, we anticipate paying the dividends by distribution of common stock to the extent permitted under the certificate of designation for the Series A 8% Convertible Preferred Stock. The number of shares of common stock payable in satisfaction of dividend obligations will be equal to the quotient of amount of the cash dividend per share of Series A 8% convertible preferred stock divided by the market price determined as of the dividend payment date. The market price for calculation of shares of common stock issuable in satisfaction of dividends will be the volume-weighted average price of common stock for the 15 trading days immediately preceding such date.

Conversion. Shares of 8% convertible preferred stock shall be convertible at the option of their holder into shares of common stock, subject to certain rescission rights, liquidated damages, and other compensation for our failure to deliver the shares of common stock. At our option, but only within one trading day after any such time that the volume-weighted average price of our common stock exceeds $2.25 and the average daily trading volume exceeds 150,000 shares for 30 consecutive trading days, we may convert all or a portion of the outstanding Series A 8% convertible preferred stock into shares of common stock. Each share of Series A 8% convertible preferred stock will be convertible into one share of common stock, subject to adjustment. The number of shares of common stock issuable on conversion will be adjusted for, among other things, stock splits, dividends, distributions, recapitalizations and other similar transactions. Our right to convert the outstanding Series A 8% convertible preferred stock into shares of common stock is suspended if certain conditions have not been met during the applicable threshold period, as set forth in the certificate of designation for the Series A 8% convertible preferred stock.

Liquidation Preference. Upon our voluntary or involuntary liquidation, winding-up or dissolution, the holders of the Series A 8% convertible preferred stock will be entitled to receive out of our assets cash in an amount equal to the original purchase price, subject to adjustment, plus all accrued and unpaid dividends on our common stock or other capital stock ranking junior to the Series A 8% convertible preferred stock. If our assets are insufficient to pay full preferential amount, then the holders of the Series A 8% convertible preferred stock will share in the distribution pro rata. Holders of the Series A 8% convertible preferred stock will be entitled to exercise their right to convert the Series A 8% convertible preferred stock into common stock prior to the distribution upon liquidation. A merger or other corporate reorganization in which our stockholders receive cash or securities of another corporation or entity (except in connection with a consolidation or merger in which the holders of our voting stock immediately before the consolidation or merger will in the aggregate own more than 50% of the voting shares of the continuing or surviving corporation after the consolidation or merger) or any transaction in which all or substantially all of our assets are sold will be treated as a liquidation for purposes of the liquidation preference. We refer to such an event as a deemed liquidation event.

Voting Rights. On all matters for which the holders of common stock are entitled to vote, the Series A 8% convertible preferred stock will entitle its holders to vote together with the holders of common stock, and not as a separate class, on an as-converted basis (subject to the ownership limitation described below), except as otherwise required by Nevada law. So long as at least 25% of the originally-issued shares of Series A 8% convertible preferred stock are outstanding, we may not, without the consent or affirmative vote of the holders of at least a majority of the then outstanding Series A 8% convertible preferred stock, take action that (i) creates any new class or series of equity securities or any other security convertible into equity securities ranking senior or pari passu to the Series A 8% convertible preferred stock with respect to redemption, voting, dividends, or liquidation rights, (ii) amend, alter, or repeal any provision of our articles of incorporation or bylaws in a manner that is adverse to the relative rights, preferences, qualifications, limitations or restrictions of the Series A 8% convertible preferred stock, (iii) declare or pay a dividend or distribution on any of our outstanding securities prior to payment of the dividends on the Series A 8% convertible preferred stock; (iv) other than permitted indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of our property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom; (v) other than permitted liens, enter into, create, incur, assume or suffer to exist any liens of any kind, on or with respect to any of our property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom; (vi) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of our common stock, common stock equivalents or junior stock, other than as to (x) the conversion shares or warrant shares as permitted or required pursuant to the transaction documents related to the issuance of the Series A 8% convertible preferred stock and (y) repurchases of common stock or convertible securities of our departing officers and directors, provided that such repurchases shall not exceed an aggregate of $100,000 for all officers and directors; or (vii) approve a deemed liquidation event.

Anti-Dilution. Shares of Series A 8% convertible preferred stock are entitled to anti-dilution protection after the first issuance of Series A 8% convertible preferred stock. If we issue or are deemed to have issued additional shares of common stock without consideration or for a consideration per share less than the applicable conversion price, which is initially $0.75 per share, then the conversion price of the Series A 8% convertible preferred stock will be reduced, concurrently with such issue, to the consideration per share received by us for such issue or deemed issue of the additional shares of common stock.

Subsequent Rights Offerings. If at any time we grant, issue or sell any common stock equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of common stock, then the holder of will be entitled to acquire, upon the terms applicable to such grant, issue or sale, the aggregate purchase rights on an as-converted basis (provided, however, to the extent that the holder’s right to participate in any such purchase right would result in the holder exceeding the ownership limitation percentage described below, then the holder cannot participate in such purchase right to such extent and such purchase right to such extent shall be held in abeyance for the holder until such time, if ever, as its right thereto would not result in the holder exceeding the ownership limitation percentage).

Ownership Limitation. The right of holders of Series A 8% convertible preferred stock to convert the Series A 8% convertible preferred stock into common stock is subject to a 4.99% limitation. A holder of Series A 8% convertible preferred stock may increase the ownership limitation percentage to 9.99% effective the 61st day after providing notice of such increase to us in writing. Holders of Series A 8% convertible preferred stock shall not have the right to convert Series A 8% convertible preferred stock if such conversion or exercise would result in such holder (together with such holder’s affiliates) beneficially owning more than the ownership limitation percentage immediately after giving effect to such conversion or exercise.

DILUTION

Our net tangible book value as of December 31, 2012 was approximately $4.4 million, or $0.04 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our Common Stock outstanding as of December 31, 2012. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of Common Stock in this offering and the net tangible book value per share of our Common Stock immediately after this offering.

After giving effect to the assumed sale of 45,454,545 shares of our Common Stock at an assumed public price of $0.66 per share, the last reported sale price of our Common Stock on July 22, 2013, for assumed gross proceeds of $30,000,000, not including the Commitment Shares to be issued to Investor as a fee for its commitment to purchase shares of our Common Stock, and after deducting commission and estimated offering expenses payable by us, our net tangible book value as of December 31, 2012 would have been approximately $34.4 million, or $0.21 per share of Common Stock. This represents an immediate increase in the net tangible book value of $0.17 per share to existing stockholders and an immediate dilution in net tangible book value of $0.45 per share to new investors purchasing our Common Stock in this offering. The following table illustrates this per share dilution:

Assumed public offering price per share		$0.66

Net tangible book value per share as of December 31, 2012	$0.04

Increase in net tangible book value per share attributable to new investors	$0.17

As adjusted net tangible book value per share after this offering		$0.21

Net dilution per share to new investors		$0.45

The table above assumes for illustrative purposes that an aggregate of 45,454,545 shares of our Common Stock are sold at a price of $0.66 per share, the last reported sale price of our Common Stock on the OTCQB on July 22, 2013, for aggregate gross proceeds of $30,000,000. The shares, if any, sold in this offering will be sold from time to time at various prices.

The number of shares of Common Stock to be outstanding after this offering is based on 128,624,615 shares outstanding on June 30, 2013 and excludes as of that date:

•	options representing the right to purchase a total of 15,097,206 shares of Common Stock at a weighted average exercise price of $0.97 per share at December 31, 2012;

•	warrants representing the right to purchase a total of 50,358,525 shares of Common Stock at a weighted-average exercise price of $1.05 per share at December 31, 2012.

To the extent that outstanding options or warrants are exercised, investors purchasing our Common Stock in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering up to $30,000,000 in shares of our Common Stock that may be issued by us directly to Investor under the Purchase Agreement. This prospectus supplement and the accompanying prospectus also cover the resale of these shares by Investor to the public.

We entered into the Purchase Agreement with Investor on July 22, 2013. In consideration for entering into the Purchase Agreement, we issued 250,000 shares of our Common Stock to Investor as Initial Commitment Shares, all of which are covered by this prospectus supplement. The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, Investor is irrevocably committed to purchase an aggregate of up to $30,000,000 worth of shares of our Common Stock over the 30-month term of the Purchase Agreement. Pursuant to the Purchase Agreement, we also agreed to issue to Investor a number of shares of Common Stock equal to 3.5% of the aggregate amount of Purchase Shares purchased by Investor under the Purchase Agreement as Additional Commitment Shares.

The Purchase Agreement provides that, from time-to-time over the term of the Purchase Agreement, on any business day, and as often as every two (2) business days, and at our sole discretion, we may require Investor to purchase up to $250,000 worth of shares of our Common Stock. We can also increase the amount of our shares of Common Stock to be purchased on any business day under certain circumstances up to $500,000 worth of shares of our Common Stock, provided that the closing sale price of our Common Stock equals or exceeds $0.75 on such purchase date.

The Purchase Agreement prohibits us from directing Investor to purchase any shares of Common Stock if those shares, when aggregated with all other shares of our Common Stock then beneficially owned by Investor and its affiliates, would result in Investor and its affiliates having beneficial ownership, at any single point in time, of more than 4.99% of the then total outstanding shares of our Common Stock (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder).

We may suspend the sale of shares to Investor pursuant to this prospectus supplement for certain periods of time for certain reasons, including if this prospectus supplement is required to be supplemented or amended to include additional material information.

This offering will terminate on the date that all shares offered by this prospectus supplement have been sold or, if earlier, the expiration or termination of the Purchase Agreement. We have the right to terminate the Purchase Agreement at any time, at no cost to us. In the event of bankruptcy proceedings by or against us, the Purchase Agreement will automatically terminate without action of any party.

Investor is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Investor has informed us that it will use an unaffiliated broker-dealer to effectuate all sales, if any, of the Common Stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made on the OTCQB at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Investor has informed us that each such broker-dealer will receive commissions from Investor that will not exceed customary brokerage commissions.

We know of no existing arrangements between Investor and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this prospectus supplement. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling stockholder, and any other required information.

We will pay all of the expenses incident to the registration, offering, and sale of the shares to Investor. We expect to pay to Investor up to $10,000 as reimbursement of its expenses in connection with entering into the Purchase Agreement, including its legal fees and due diligence expenses.

We have agreed to indemnify Investor against certain liabilities in connection with the offering of shares of Common Stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

Investor represented to us that at no time prior to the date of the Purchase Agreement has Investor or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Common Stock or any hedging transaction. Investor agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised Investor that it is required to comply with Regulation M promulgated under the Exchange Act, to the extent applicable to this offering. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered by this prospectus supplement.

The transfer agent for our Common Stock is Broadridge. Its address is 51 Mercedes Way, Edgewood, New York 11717, and its telephone number is (631) 274-8438.

Our Common Stock is quoted on the OTCQB under the symbol “PVCT.”

LEGAL MATTERS

Certain legal matters related to the securities offered under this prospectus supplement will be passed upon by Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, Nashville, Tennessee.

EXPERTS

The financial statements of Provectus incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 have been audited by BDO USA, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our Common Stock is quoted on the Over-the-Counter Bulletin Board. Information about us is also available at our Internet site at http://www.pvct.com. The information on our Internet site is not a part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus supplement, to the extent that a statement contained in or omitted from this prospectus supplement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We incorporate by reference the documents listed below which have been filed by us:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2012;

2.	The information specifically incorporated by reference in our Form 10-K from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2013;

3.	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013; and

4.	Our Current Reports on Form 8-K filed with the SEC on February 28, 2013, April 18, 2013, and July 2, 2013, respectively.

We are not incorporating, in any case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon such person’s written or oral request, a copy of any and all of the information incorporated by reference in this prospectus supplement, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus supplement incorporates. Requests should be directed to the Corporate Secretary, Provectus Pharmaceuticals, Inc., 7327 Oak Ridge Highway, Suite A, Knoxville, Tennessee 37931, or call (866) 594-5999. We have authorized no one to provide you with any information that differs from that contained in this prospectus supplement. Accordingly, you should not rely on any information that is not contained in this prospectus supplement. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of the front cover of this prospectus supplement.

PROSPECTUS

PROVECTUS PHARMACEUTICALS, INC.

$100,000,000

Common Stock

Preferred Stock

Warrants

Units

This prospectus relates to common stock, par value $.001 per share, preferred stock, par value $.001 per share, warrants to purchase shares of common stock, and units comprised of common stock, preferred stock, warrants, or any combination thereof that Provectus Pharmaceuticals, Inc. may sell separately or together in one or more combinations from time to time in one or more offerings up to a total public offering price of $100,000,000 (or its equivalent in foreign or composite currencies or currency units) on terms to be determined at the time of sale. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time we offer and sell securities, the specific terms of any securities to be offered and the specific manner in which they may be offered will be described in one or more prospectus supplements. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus and any prospectus supplement. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

Our common stock is quoted on the OTC Bulletin Board under the symbol “PVCT.OB.” On June 28, 2012, the last reported sale price of our common stock was $0.84 per share. Our principal offices are located at 7327 Oak Ridge Highway, Suite A, Knoxville, Tennessee 37931, and our phone number is (866) 594-5999.

The securities covered by this prospectus may be offered and sold directly to purchasers, to or through underwriters, through dealers or agents, or through a combination of such methods. The prospectus supplement with respect to the securities being offered will set forth the terms of the offering of those securities, including the names of the underwriters, dealers or agents, if any, the purchase price, the net proceeds to us, any underwriting discounts and other items constituting underwriters’ compensation, the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.” You should review that section of the prospectus supplement for a discussion of matters that investors in our securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 20, 2012.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, referred to herein as the SEC, using a “shelf” registration process. Under this shelf registration process, we may offer and sell separately or together in one or more combinations from time to time in one or more offerings, common stock, preferred stock, warrants, or units, collectively referred to herein as the securities, up to a total public offering price of $100,000,000 (or its equivalent in foreign or composite currencies or currency units) on terms to be determined at the time of sale.

Each time we offer securities, we will provide the specific terms of the offering in a supplement to this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus and any prospectus supplement. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement. The prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in the prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and “Incorporation of Documents by Reference” beginning on page 1 of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “Provectus,” “Provectus Pharmaceuticals,” “we,” “us,” or similar references mean Provectus Pharmaceuticals, Inc. and our subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the reports, proxy statements and other information that we file at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our filings are also available free of charge at the SEC’s website at http://www.sec.gov.

This prospectus is part of the Registration Statement that we filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act. This prospectus does not contain all of the information set forth in the Registration Statement. For more information about us and our securities, you should read the Registration Statement and its exhibits and schedules. Copies of the Registration Statement, including its exhibits, may be inspected without charge at the offices of the SEC or obtained at prescribed rates from the Public Reference Room of the SEC at 100 F Street N.E., Washington, D.C. 20549. Copies of the Registration Statement may be obtained without charge at the SEC’s website.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC after the date of this prospectus will automatically update and may supersede this information. We are incorporating by reference into this prospectus the documents listed below, which shall not include, in each case, documents, or information deemed to have been furnished and not filed in accordance with SEC rules:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed on March 14, 2012 (including information specifically incorporated by reference into our Form 10-K from our definitive proxy statement for our 2012 annual meeting of stockholders, filed with the SEC on May 2, 2011);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 filed on May 9, 2012; and

•	our Current Reports on Form 8-K filed on May 14, 2012.

We are also incorporating by reference any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until this offering is completed, including those made between the date of filing of the initial registration statement and prior to effectiveness of the registration statement, except for information furnished under Item 2.02 or Item 7.01 and certain exhibits furnished pursuant to Item 9.01 of our Current Reports on Form 8-K, which are not deemed to be filed and not incorporated by reference herein, unless specifically stated otherwise in such filings. Any statement contained in a document incorporated by reference in this prospectus shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is incorporated by reference modifies or supersedes such statement.

You can obtain copies of any of the documents incorporated by reference in this prospectus from us or, as described above, through the SEC or the SEC’s website at http://www.sec.gov. Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address or by calling us at Provectus Pharmaceuticals, Inc., 7327 Oak Ridge Highway, Suite A, Knoxville, Tennessee 37931, Attention: Chief Financial Officer or (866) 594-5999.

We also maintain a web site at http://www.pvct.com through which you can obtain copies of documents that we have filed with the SEC. The contents of that site are not incorporated by reference into or otherwise a part of this prospectus.

ABOUT PROVECTUS PHARMACEUTICALS

Business Information

We are a development stage pharmaceutical company focused on developing, licensing and commercializing prescription drugs, medical devices and over-the-counter pharmaceutical products in the fields of dermatology and oncology. Through discovery and use of state-of-the-art scientific and medical technologies, the founders of our pharmaceutical business have developed a portfolio of patented, patentable, and proprietary technologies that support multiple products in prescription drugs, medical devices and over-the-counter products categories. The portfolio includes technologies for treating cancer and serious skin diseases, developing novel cancer medical devices, enhancing contrast in medical imaging, improving signal processing during biomedical imaging, and enhancing production of biotechnology products.

Our prescription drug products encompass the areas of dermatology and oncology and involve several types of small molecule-based drugs. Our medical device systems include therapeutic and cosmetic lasers, while our over-the-counter products address markets primarily involving skincare applications. Because our prescription drug candidates and medical device systems are in the early stages of development, they are not yet on the market and there is no assurance that they will advance to the point of commercialization.

Corporate Information

Provectus Pharmaceuticals, Inc., formerly known as “Provectus Pharmaceutical, Inc.” and “SPM Group, Inc.,” was incorporated under Colorado law on May 1, 1978. SPM Group ceased operations in 1991, and became a development-stage company effective January 1, 1992, with the new corporate purpose of seeking out acquisitions of properties, businesses, or merger candidates, without limitation as to the nature of the business operations or geographic location of the acquisition candidate.

On April 1, 2002, SPM Group changed its name to “Provectus Pharmaceutical, Inc.” and reincorporated in Nevada in preparation for a transaction with Provectus Pharmaceuticals, Inc., a privately-held Tennessee corporation, which we refer to as PPI. On April 23, 2002, an Agreement and Plan of Reorganization between Provectus Pharmaceutical and PPI was approved by the written consent of a majority of the outstanding shares of Provectus Pharmaceutical. As a result, holders of 6,680,000 shares of common stock of Provectus Pharmaceutical exchanged their shares for all of the issued and outstanding shares of PPI. As part of the acquisition, Provectus Pharmaceutical changed its name to “Provectus Pharmaceuticals, Inc.,” and PPI became a wholly-owned subsidiary of Provectus.

On November 19, 2002, we acquired Valley Pharmaceuticals, Inc., a privately-held Tennessee corporation formerly known as Photogen, Inc., by merging our subsidiary PPI with and into Valley and naming the surviving corporation “Xantech Pharmaceuticals, Inc.” Through this acquisition, we acquired our most important intellectual property, including issued U.S. patents and patentable inventions for the development of dermatology and oncology prescription drugs, medical devices and over-the-counter pharmaceutical products and for the preparation of human and animal vaccines, diagnosis of infection diseases and enhanced production of genetically engineered drugs.

On December 5, 2002, we acquired the assets of Pure-ific L.L.C., a Utah limited liability company, and created a wholly-owned subsidiary, Pure-ific Corporation, to operate that business. We acquired the product formulations for Pure-ific personal sanitizing sprays, along with the “Pure-ific” trademarks.

Provectus has the following six wholly-owned subsidiaries: Xantech Pharmaceuticals, Inc.; Provectus Biotech, Inc.; Provectus Devicetech, Inc.; Provectus Imaging, Inc.; IP Tech, Inc.; and Provectus Pharmatech, Inc. Provectus has designated all of its subsidiaries as non-core except for Provectus Pharmatech, Inc., which owns the patented technologies for its prescription drug product candidates for the treatment of cancer and serious skin diseases. The non-core subsidiaries own patented technologies for a range of other products that are intended to be further developed and licensed. We intend to sell a majority stake of the underlying assets of each non-core subsidiary. This transaction would likely be accomplished through a non-core spin-out process which would enable each non-core subsidiary to become a separate publicly held company. Each new public entity could then raise funds without diluting the ownership of the then current stockholders of the Company. On December 15, 2011, we concluded a private offering of securities of one of our subsidiaries, Pure-ific Corporation, pursuant to which we issued 3,333,335 shares of common stock of Pure-ific Corporation. Upon completion of the offering, we commenced the process to facilitate this spin-out transaction.

We manage Provectus and our subsidiaries on an integrated basis. Our principal executive offices are located at 7327 Oak Ridge Highway, Suite A, Knoxville, Tennessee 37931, telephone (866) 594-5999.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the Commission, will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our business strategy, future operations, projected financial position, potential strategic transactions, proposed distribution channels, projected sales growth, proposed new products, estimated future revenues, cash flows and profitability, projected costs, potential sources of additional capital, future prospects, future economic conditions, the future of our industry and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus under the caption “Risk Factors,” as well as in our most recent Annual Report on Form 10-K, including under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in other documents that we may file with the Commission, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the securities we offer by this prospectus for general corporate purposes, which may include, among other things:

•	additions to working capital and capital expenditures;

•	research and development activities; and

•	the expansion of our business through internal growth or acquisitions.

If required, we will include a more detailed description of the use of proceeds from any specific offering of securities in the prospectus supplement related to that offering.

PLAN OF DISTRIBUTION

The securities covered by this prospectus may be offered and sold directly to purchasers, to or through underwriters, through dealers or agents, or through a combination of such methods. The prospectus supplement with respect to the securities being offered will set forth the terms of the offering of those securities, including the names of the underwriters, dealers or agents, if any, the purchase price, the net proceeds to us, any underwriting discounts and other items constituting underwriters’ compensation, the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

If dealers are used in an offering, we will sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

The securities may be sold directly by us or through agents we designate from time to time at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the securities described therein. In addition, we may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales thereof.

Underwriters, dealers and agents may be entitled to indemnification by us against specific civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof, under underwriting or other agreements. The terms of any indemnification provisions will be set forth in a prospectus supplement. Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of business.

If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter into contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of such contracts.

Each time we offer and sell securities, the applicable prospectus supplement will describe the securities exchange or market on which the securities may be listed or quoted, if any.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES AND RATIOS OF EARNINGS TO

COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Our ratio of earnings to combined fixed charges and preferred stock dividends for the three months ended March 31, 2012 and each of the fiscal years ended December 31, 2011, December 31, 2010, December 31, 2009, December 31, 2008 and December 31, 2007 are as follows:

	Three Months Ended March 31, 2012		December 31, 2011		December 31, 2010		December 31, 2009		December 31, 2008		December 31, 2007
Ratio of earnings to fixed charges and preferred stock dividend requirements		(1)		(1)		(1)		(1)		(1)		(1)

(1)	Earnings were insufficient to cover fixed charges and preferred stock dividend requirements for each period. For the three months ended March 31, 2012, earnings were insufficient to cover fixed charges and preferred stock dividend requirements by $4,471,578. For the years ended December 31, 2011, December 31, 2010, December 31, 2009, December 31, 2008, and December 31, 2007, earnings were insufficient to cover fixed charges and preferred stock dividend requirements by $19,450,699, $18,568,102, $12,338,314, $10,285,571, and $10,033,040, respectively. For each period, there were no preferred stock dividend requirements.

Our ratios of earnings to combined fixed charges and preferred stock dividends are computed by dividing earnings by the sum of fixed charges and preferred dividends. For these purposes, “earnings” consist of net loss plus fixed charges. “Fixed charges” consist of interest expense. Interest income is not included in this computation. “Preferred dividends” consist of the amount of pre-tax earnings required to pay dividends on the outstanding 8% convertible preferred stock, which is $0. We pay dividends on the outstanding 8% convertible preferred stock in shares of our common stock.

DESCRIPTION OF CAPITAL STOCK

We may issue shares of our common stock and preferred stock separately in one or more transactions, together with other securities or separately, as described in each applicable prospectus supplement. We may also offer common stock issuable upon the exercise of warrants, individually or in units with common stock and upon the conversion of convertible preferred stock, individually, or in units with common stock.

The following description of our capital, restated articles of incorporation, and bylaws are only summaries, and we encourage you to review complete copies of these documents. You can obtain copies of these documents by following the directions outlined in “Where You Can Find More Information” and “Incorporation of Documents by Reference” beginning on page 1 of this prospectus.

Governing Law and Organization Documents

Stockholders’ rights and related matters are governed by the laws of the State of Nevada, our restated articles of incorporation, as amended, which we refer to as our articles of incorporation, and our bylaws. Our articles of incorporation may not be amended without the affirmative vote of at least a majority of the shares entitled to vote generally in the election of directors, voting as a single voting group. Our bylaws may be amended by either the affirmative vote of 75% of all shares outstanding and entitled to vote generally in the election of directors or by an affirmative vote of a majority of our directors then holding office.

Common Stock

Under our restated articles of incorporation, we are authorized to issue up to 200,000,000 shares of common stock, par value $.001 per share. As of March 31, 2012, 110,935,981 shares of common stock were issued and outstanding.

Dividends, Voting Rights and Liquidation

Except as required by law or by our articles of incorporation, holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. The holders of shares of common stock do not have cumulative voting rights for the election of directors and, accordingly, the holders of more than 50% of the shares of common stock and preferred stock, voting as a single class, are able to elect all directors. Our articles of incorporation do not grant preemptive rights to holders of common stock. The common stock may not be redeemed except upon our consent and the consent of the stockholders, and the common stock is not subject to liability for further calls or to assessments by the Company.

In the event of our liquidation, dissolution or winding up, holders of our common stock and our preferred stock are entitled to share ratably on an as-converted basis in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of issued and outstanding 8% convertible preferred stock are entitled to a liquidation preference, whereby they are entitled to receive out of our assets cash in an amount equal to the original issue price of the 8% convertible preferred stock, subject to adjustment, plus all accrued and unpaid dividends on shares of the 8% convertible preferred stock before any payment or distribution is made on the common stock. Holders of common stock have no right to convert their common stock into any other securities. A significant portion of our common stock is held in either nominee name or street-name brokerage accounts, and all outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of issued and outstanding 8% convertible preferred stock, in addition to any other rights of the holders of shares of any series of preferred stock which our board of directors may designate and that we may issue in one or more offerings in the future. This summary does not purport to be complete and is qualified in its entirety by reference to our articles of incorporation and to Nevada law.

Warrants and Options

As of March 31, 2012, we have reserved for issuance 26,120,747 shares of common stock for issuance upon the exercise of outstanding warrants to purchase common stock. As of December 31, 2011, we have reserved for issuance 21,900,837 shares of common stock for issuance upon the exercise of outstanding warrants to purchase common stock with a weighted average exercise price of $1.15 per share. As of March 31, 2012, we have reserved for issuance 14,890,956 shares of common stock for issuance upon the exercise of stock options granted pursuant to our equity incentive plans. As of December 31, 2011, we have reserved for issuance 11,774,289 shares of common stock for issuance upon exercise of stock options with a weighted average exercise price of $0.98 per share.

Preferred Stock

As of March 31, 2012, we have reserved for issuance shares of common stock for issuance upon the conversion of outstanding shares of 8% convertible preferred stock. See “DESCRIPTION OF CAPITAL STOCK – Preferred Stock” beginning on page 6 of this prospectus.

Transfer Agent and Registrar

We have retained Broadridge Corporate Issuer Solutions, Inc., 44 West Lancaster Avenue, Ardmore, PA 19003, as the transfer agent for our common stock. Broadridge’s telephone number is (610) 649-7300.

Quotation

Our common stock is quoted on the OTC Bulletin Board under the symbol “PVCT.OB.”

Preferred Stock

Under our articles of incorporation, we are authorized to issue up to 25,000,000 shares of preferred stock, par value $.001 per share, from time to time in one or more series, in any manner permitted by law, as determined from time to time by our board of directors, and stated in the resolution or resolutions providing for the issuance of such shares adopted by our board of directors. Without limiting the generality of the foregoing, shares in such series shall have voting powers, full or limited, or no voting powers, and shall have such designations, preferences and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof, permitted by law, as shall be stated in the resolution or resolutions providing for the issuance of such shares adopted by our board of directors. The number of shares of any such series so set forth in the resolution or resolutions may be increased (but not above the total number of authorized shares of preferred stock) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions adopted by the board of directors.

8% Convertible Preferred Stock

Our board of directors has authorized for issuance up to 13,333,333 shares of 8% convertible preferred stock having the rights, privileges, preferences and restrictions set forth in the certificate of designation filed with the Nevada Secretary of State on March 5, 2010. As of March 31, 2012, 3,431,665 shares of 8% convertible preferred stock were issued and outstanding. Pursuant to their registration rights agreement, the current holders of the 8% convertible preferred stock do not currently have piggyback registration rights pertaining to the common stock underlying these holders’ shares of 8% convertible preferred stock or warrants issued to such holders, and such shares of common stock are not being included in this registration statement.

The following is a summary of the rights, privileges, preferences and restrictions set forth in the certificate of designation for the 8% convertible preferred stock.

Dividends. Dividends on the 8% convertible preferred stock accrue at an annual rate of 8% of the original issue price, which is $0.75 per share, subject to adjustment, and is payable on a quarterly basis. We may elect to satisfy our obligation to pay quarterly dividends either in cash or by distribution of common stock. For the foreseeable future, we anticipate paying the dividends by distribution of common stock. The number of shares of common stock payable in satisfaction of dividend obligations will be equal to the quotient of the amount of the cash dividend per share of 8% convertible preferred stock divided by the market price determined as of the dividend payment date. The market price for calculation of shares of common stock issuable in satisfaction of dividends will be the volume-weighted average price of common stock for the 15 trading days immediately preceding such date.

Conversion. Shares of 8% convertible preferred stock shall be convertible at the option of their holder into shares of common stock. At our option, but only after such time that the volume-weighted average price of our common stock exceeds $2.25 and the average daily trading volume exceeds 150,000 shares for 30 consecutive trading days, we may convert all or a portion of the outstanding 8% convertible preferred stock into shares of common stock. Each share of 8% convertible preferred stock will be convertible into one share of common stock, subject to adjustment. The number of shares of common stock issuable on conversion will be adjusted for, among other things, stock splits, dividends, distributions, recapitalizations and other similar transactions. Our right to convert the outstanding 8% convertible preferred stock into shares of common stock is suspended for the first six months following the original issuance of the 8% convertible preferred stock and during any time in the succeeding six months in which we have failed to satisfy the current information requirements contained in Rule 144(c)(1) of the Securities Act.

Liquidation Preference. Upon our voluntary or involuntary liquidation, winding-up or dissolution, the holders of the 8% convertible preferred stock will be entitled to receive out of our assets cash in an amount equal to the original purchase price, subject to adjustment, plus all accrued and unpaid dividends on our common stock or other capital stock ranking junior to the 8% convertible preferred stock. If our assets are insufficient to pay full preferential amount, then the holders of the 8% convertible preferred stock will share in the distribution pro rata. Holders of the 8% convertible preferred stock will be entitled to exercise their right to convert the 8% convertible preferred stock into common stock prior to the distribution upon liquidation. A merger or other corporate reorganization in which our stockholders receive cash or securities of another corporation or entity (except in connection with a consolidation or merger in which the holders of our voting stock immediately before the consolidation or merger will in the aggregate own more than 50% of the voting shares of the continuing or surviving corporation after the consolidation or merger) or any transaction in which all or substantially all of our assets are sold will be treated as a liquidation for purposes of the liquidation preference. We refer to such an event as a deemed liquidation event.

Voting Rights. On all matters for which the holders of common stock are entitled to vote, the 8% convertible preferred stock will entitle its holders to vote together with the holders of common stock, and not as a separate class, on an as-converted basis, except as otherwise required by Nevada law. So long as at least 25% of the originally-issued shares of 8% convertible preferred stock are outstanding, we may not, without the consent or affirmative vote of the holders of at least a majority of the then outstanding 8% convertible preferred stock, take action that (i) creates any new class or series of equity securities or any other security convertible into equity securities ranking senior to the 8% convertible preferred stock with respect to redemption, voting, dividends, or liquidation rights, (ii) amend, alter, or repeal any provision of our articles of incorporation or bylaws in a manner that is adverse to the relative rights, preferences, qualifications, limitations or restrictions of the 8% convertible preferred stock, (iii) declare or pay a dividend or distribution on any of our outstanding securities prior to payment of the dividends on the 8% convertible preferred stock; or (iv) approve a deemed liquidation event.

Redemption. At our option, but only after such time that the volume-weighted average price of common stock exceeds $2.25 and the average daily trading volume exceeds 150,000 shares for 30 consecutive trading days, we may redeem all or a portion of the outstanding 8% convertible preferred stock at the original issue price, plus all accrued and unpaid dividends on shares of the 8% convertible preferred stock. Prior to the date of redemption, each holder of 8% convertible preferred stock being redeemed may elect to convert its 8% convertible preferred stock, in whole or in part, to common stock as described above. Our right to redeem the outstanding 8% convertible preferred stock will be suspended for the first six months following the original issuance of the 8% convertible preferred stock and during any time in the succeeding six months in which we have failed to satisfy the current information requirements contained in Rule 144(c)(1) of the Securities Act.

Anti-Dilution. Shares of 8% convertible preferred stock are entitled to anti-dilution protection for a period of five years after the first issuance of 8% convertible preferred stock. If we issue or are deemed to have issued additional shares of common stock without consideration or for a consideration per share less than the applicable conversion price, which is initially $0.75 per share, then the conversion price of the 8% convertible preferred stock will be reduced, concurrently with such issue, to the consideration per share received by us for such issue or deemed issue of the additional shares of common stock.

Ownership Limitation. The right of holders of 8% convertible preferred stock to convert the 8% convertible preferred stock into common stock is subject to a 4.99% limitation. A holder of 8% convertible preferred stock may increase the ownership limitation percentage to 9.99% effective the 61st day after providing notice of such increase us in writing. Holders of 8% convertible preferred stock shall not have the right to convert 8% convertible preferred stock if such conversion or exercise would result in such holder (together with such holder’s affiliates) beneficially owning more than the ownership limitation percentage immediately after giving effect to such conversion or exercise.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of common stock. Warrants may be issued in one or more series, independently or together with common stock, preferred stock or units, and the warrants may be attached to or separate from such securities. We may issue warrants directly or under a warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. Any warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

The applicable prospectus supplement and the applicable warrant agreement will describe, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or composite currencies or currency units in which the offering price, if any, and the exercise price are payable;

•	the terms of the common stock purchasable upon exercise of the warrants;

•	the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	if applicable, the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of common stock, preferred stock, warrants, or any combination thereof. Units may be issued in one or more series, independently or together with common stock, preferred stock or warrants, and the units may be attached to or separate from such securities. We may issue units directly or under a unit agreement to be entered into between us and a unit agent. We will name any unit agent in the applicable prospectus supplement. Any unit agent will act solely as our agent in connection with the units of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of units. Below is a description of certain general terms and provisions of the units that we may offer. Particular terms of the units will be described in the applicable unit agreements and the applicable prospectus supplement for the units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date. We may issue units in such amounts and in such numerous distinct series as we determine.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock or warrant included in each unit, respectively. We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described in this section; and

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, legal matters related to the securities offered under this prospectus and any offerings made pursuant to this prospectus will be passed upon by Baker, Donelson, Bearman, Caldwell & Berkowitz PC. If legal matters in connection with any offerings made pursuant to this prospectus are passed upon by counsel other than Baker, Donelson, Bearman, Caldwell & Berkowitz PC, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements as of December 31, 2011 and 2010 and for the period from January 17, 2002 (inception) to December 31, 2011 and for each of the three years in the period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

PROVECTUS PHARMACEUTICALS, INC.

Up To $30,000,000

Common Stock

PROSPECTUS SUPPLEMENT